Exhibit 10.16

                    DIRECTORS' DEFERRED COMPENSATION PLAN
                                      OF
                            MARKETSPAN CORPORATION
                             D/B/A KEYSPAN ENERGY




      On June 26, 1998 the Board of Directors of MarketSpan Corporation d/b/a KeySpan Energy adopted this Directors' Deferred Compensation Plan (the "Plan") effective June 1, 1998. The terms of the Plan are set forth below.

1.    PURPOSE OF THE PLAN

      The purpose of the Plan is to provide a method for Directors who are not currently employees of MarketSpan Corporation d/b/a KeySpan Energy (the "Corporation") to acquire a proprietary interest in the Corporation and to further align the interests of the directors with the Corporation's shareholders. It is intended that the Plan will meet the requirements of Rule (b-3) promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, and the Plan shall be interpreted accordingly.

2.    PARTICIPATION

      Non-employee directors of the Corporation or of The Brooklyn Union Gas Company, a subsidiary of the Corporation shall participate in the Plan as of the Effective Date. All future non-employee directors of the Corporation or of The Brooklyn Union Gas Company shall commence participation in the Plan immediately upon becoming a director. Employee directors shall not be eligible to participate in this Plan.

3.    DEFINITIONS

      (a) "Annual Stock Grant" shall mean the number of shares of KeySpan Energy common stock awarded to each Participant on an annual basis and deferred under this Plan.

      (b) "Beneficiary" shall mean a person or entity determined to be the Participant's beneficiary pursuant to Section 11 hereof.

      (c) "Board of Directors" or "Board" shall mean the Board of Directors of MarketSpan Corporation d/b/a KeySpan Energy.

      (d) "Cash Equivalent Account" shall mean the bookkeeping account set up for each director electing to defer amounts not converted into stock equivalents hereunder.

      (e) "Code" shall mean the Internal Revenue Code of 1986.


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      (f)  "Compensation"  shall mean the cash remuneration as determined by the
Board to be a paid to a Participant in consideration of such Participant's service as a non-employee director including the annual retainer, committee chairman retainer and meeting fees, but not including amounts representing reimbursement of expenses.

      (g) "Corporation" or "KeySpan Energy" shall mean MarketSpan Corporation d/b/a KeySpan Energy , the sponsor of this Plan or its successors or assigns.

      (h) "Effective Date" shall mean June 1, 1998.

      (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (j) "Participant " shall mean a member of the Board of Directors of MarketSpan Corporation d/b/a KeySpan Energy or The Brooklyn Union Gas Company (or any affiliated corporation which by action of its Board of Directors may adopt and join this Plan on behalf of its eligible directors after the Effective
Date) and who is not at the time of reference an employee of those companies or any company affiliated with those companies.

      (k) "Plan" shall mean this MarketSpan Corporation d/b/a KeySpan Energy Directors' Deferred Compensation Plan.

      (l) "Prior Deferred Plan" shall mean the Directors' Deferred Compensation Plan of KeySpan Energy Corporation or the Directors' Stock Unit Retainer Plan of the Long Island Lighting Company as in effect prior to May 28, 1998.

      (m) "Stock Equivalent Account " shall mean a book account maintained by KeySpan Energy reflecting the shares of KeySpan Energy common stock allocated to the Participant as a result of the deferral of Compensation or Annual Stock Grant and any such additional shares of KeySpan Energy common stock as shall be credited thereto in respect of dividends paid on KeySpan Energy common stock pursuant to Section 4(d).

4. MANDATORY DEFERRAL, STOCK EQUIVALENT ACCOUNT, AND MAINTENANCE OF STOCK EQUIVALENT ACCOUNTS

      (a) Each Participant shall defer a minimum of fifty percent (50%) of the amount of the Participant's Compensation and one hundred percent (100%) of the Annual Stock Grant, or determined by the Board of Directors from time to time. Such amounts shall be credited to an account in the name of such Participant on the last trading date of the calendar month in which the amounts are paid. Amounts so deferred shall be credited to the purchase of stock equivalents. Each stock unit shall be in the form of an unfunded bookkeeping entry and shall represent one full or fractional share of the common stock of the Corporation. No shares of common stock or certificates thereof shall be held under the Plan. Any shares of common stock issued and distributed pursuant to Section 9 shall be purchased by the Corporation on the open market, or shall be taken from shares of common stock previously acquired by the Corporation and held in its treasury.


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      (b) The number of stock  equivalents  credited  pursuant  to Section  4(a)
shall be determined by reference to the average of the high and low price per share of KeySpan Energy common stock reported on New York Stock Exchange Composite Transactions on the first trading day of the calendar month following the month in which such credit shall have occurred, such stock equivalents to be computed to three decimal places.

      (c) The Stock Equivalent Account of each Participant will be credited as of the pertinent date with a Dividend Equivalent in the amount of any cash dividends paid from time to time in respect of KeySpan Energy issued and outstanding common stock for each stock equivalent or fraction of an equivalent in the Participant's Stock Equivalent Account as of such date.

      (d) Dividends Equivalents as described in paragraph (c) above shall be credited to the Participant's Stock Equivalent Account as of the dividend payment date in the form of as many additional stock equivalents (and any fractions of an equivalent computed to three decimal points) as could be purchased with such Dividend Equivalents based on the closing price per share of KeySpan Energy common stock reported on New York Stock Exchange Composite Transactions on such dividend payment date or, if no trading occurs on such stock on the dividend payment date, on the trading day immediately preceding such date.

      (e) In the event that the number of outstanding shares of KeySpan Energy common stock shall be changed by reason of stock split-ups, combinations, recapitalizations, mergers, consolidations, spin-offs or the like, the Board shall make such adjustments as it deems appropriate in the number of units credited to the Stock Equivalent Accounts hereunder.

5.    DEFERRAL ELECTIONS

      Each Participant shall execute a deferral election form for each calendar year in which the Plan is in force. Each deferral election form shall state the percentage by which the Compensation shall be reduced and converted into stock equivalents hereunder (subject to the mandatory deferral provided herein), and credited to the Participant's Stock Equivalent Account. Such deferral election shall also state the percentage if any, which shall be deferred into the Cash Equivalent Account hereunder. The deferral election shall be in the form required by the Corporation and shall be delivered to the Corporation no later than December 31 of the calendar year immediately preceding the calendar year for which the deferral election is made. With respect to deferral elections for the 1998 calendar year, such deferral election shall be made no later than the date 30 days after the Plan is adopted. Deferral elections may be in amounts up to 100% of the Participants' Compensation.

6.    CASH EQUIVALENT ACCOUNT, INTEREST

      (a) Deferral amounts elected to be deferred into the Cash Equivalent Account shall be accrued by KeySpan Energy to a bookkeeping account as of the date payment of such amounts would have been made by the Corporation. The establishment of such Cash Equivalent Account is solely for bookkeeping purposes and shall not represent amounts held in trust or a segregation of the assets of the Corporation or any form of funding of the deferred compensation. Each Participant shall receive periodic reports setting forth the amounts credited to his or her Cash Equivalent

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Account.

      (b) An amount representing interest into the Cash Equivalent Account shall be accrued monthly at a rate equal to the prime interest rate as set forth by Chase Manhattan Bank (or any successor thereto) effective as of the first day of such calendar month. Such amount shall be credited to the Participant's Cash Equivalent Account.

7.    PRIOR DEFERRED PLANS

      Each Participant who was a participant in a Prior Deferred Plan shall have an allocation made to the Participant's Stock Equivalent Account of a number of stock units of KeySpan Energy stock determined as if such Participant were a shareholder of either the Long Island Lighting Company or KeySpan Energy Corporation, as the case may be, on May 28, 1998 with respect to the number of stock equivalents credited in such Prior Deferred Plans. Any amounts of cash equivalents with respect to a Participant held in a Prior Deferred Plan shall be allocated to the Cash Equivalent Account of the Participant under this Plan as of the Effective Date.

8.    TRANSFER BETWEEN CASH EQUIVALENT ACCOUNT AND STOCK EQUIVALENT ACCOUNT

      Prior to the first day of each calendar year, a Participant, by giving written notice to the Corporation, may transfer all or any portion of the balance in his or her Cash Equivalent Account into his or her Stock Equivalent Account using the price for the Corporation's common stock determined under
Section 4(b).

9.    FORM AND TIMING OF PAYMENT

      (a) No payments shall be made to Participants hereunder prior to retirement, death or termination of service as a director.

      (b) Upon retirement, death or termination of service as a director, all stock equivalents in the Participant's Stock Equivalent Account will be converted to cash based on the closing price of the Corporation's common stock reported on the New York Stock Exchange Composite Transactions on the last trading day of the month in which the event that determines the Participant's right to receive payment occurs.

      (c) Payment of the amount determined under (b) above, along with any balance in the Participant's Cash Equivalent Account shall be made in a lump sum in cash to the Participant as soon as administratively feasible after the event that determines the Participant's right to receive payment. If the Director elects on a form acceptable to the Corporation no later than the end of the calendar year preceding the calendar year in which the event that determines the Participant's right to receive payment occurs, distribution of the Participant's account may be deferred for up to but no later than 5 years after said event.

      (d) If elected by the end of the calendar year prior to the event that determines the Participant's right to receive payment, the Participant may elect to receive payment in equal annual

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installments,  the  number  of  which  shall  be  specified  in  writing  by the
Participant  by the date stated above,  but in no event shall such number exceed
10.

      (e) Interest shall be credited on the unpaid balance accrued to any Participant monthly at a rate equal to the prime rate as set forth by the Chase Manhattan Bank (or any successor bank) effective as of the first day of such calendar quarter and credited to the Participant's Cash Equivalent Account.

10.   NO FORFEITURES

      Each Participant's benefits hereunder shall be non-forfeitable.

11.   BENEFICIARY

      Each Participant shall have the right to designate in writing from time to time a Beneficiary or Beneficiaries by filing a written notice of such designation with the Corporation. In the event of a Beneficiary designated by the Participant does not survive the Participant and no successor Beneficiary is selected, or in the event no valid designation has been made, such Participant's Beneficiary shall be such Participant's estate. In the event the Participant's Beneficiary is the Participant's estate, no payment shall be made unless the Corporation shall have been furnished with such evidence as the Corporation may deem necessary to establish the validity of the payment.

12.   FUNDING OF THE PLAN

      The Plan in unfunded, and the amounts credited to each Participant's Stock Equivalent Account and Cash Equivalent Account and the benefits payable in respect thereof represent merely unfunded, unsecured promises of KeySpan Energy pay a sum of money to the Participant in the future.

13.   ALIENATION OF BENEFITS PROHIBITED

      No transfer (other than a transfer made by will or by the laws of descent and distribution) by a Participant of any right to any payment hereunder, whether voluntary or involuntary, by operation of law or otherwise, and whether by means of alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachments, charge, or encumbrance of any kind, shall vest the transferee with any interest or right and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge, or otherwise encumber any such amount, whether presently or thereafter payable, shall be void and of no force or effect.

14.   COUNTERPARTS

      Any direction to defer amounts associated with this Plan may be executed in two or more counterparts, any one of which shall be deemed an original without reference to the others.



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15.   TERMINATION OR AMENDMENT

      The Plan may be terminated at any time by the Board of Directors. The Plan may be amended by the Board of Directors from time to time in any respect; PROVIDED, HOWEVER, except to the extent any amendment is necessary to assure continued exemption under Rule 16b-3 promulgated under Section 16 of the Exchange Act and that each of the Participants remain an "outside director" within the meaning of Section 162(m) of the Code, no such amendment may reduce the amounts accrued to any Participant's Stock Equivalent Account or Cash Equivalent Account without the affected Participant's prior written consent.

16.   CHOICE OF LAW

      The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of New York, without reference to the principles of conflicts of law.

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